UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 17, 2021

BJ’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

California	0-21423	33-0485615
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7755 Center Avenue Suite 300 Huntington Beach, California	92647
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (714) 500-2400

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol	Name of each exchange on which registered
Common Stock, No Par Value	BJRI	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2). Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 4.01 Changes in Registrant’s Certifying Accountant

(a)	Dismissal of Independent Registered Public Accounting Firm

The Audit Committee (the “Audit Committee”) of the Board of Directors (the “Board”) of BJ’s Restaurants, Inc. (“the Company”) conducted a competitive process to select the Company’s independent registered accounting firm for the fiscal year ending December 28, 2021. Multiple firms were invited to participate in this process including Ernst & Young LLP (“EY”) which has served as the Company’s independent registered public accounting firm since 2001.

As a result of this process, following the review and evaluation of the proposals from the participating firms, on September 17, 2021, the Audit Committee appointed KPMG LLP (“KPMG”) as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2021, subject to completion of KPMG’s standard client acceptance procedures and execution of an engagement letter. On that same date, the Audit Committee notified EY that they will no longer be engaged as the Company’s independent registered accounting firm.

The audit reports of EY on the Company’s consolidated financial statements for each of the two most recent fiscal years ended December 29, 2020 and December 31, 2019 did not contain an adverse opinion or a disclaimer of opinion and were not qualified or modified as to uncertainty, audit scope or accounting principles.

During the Company’s two most recent fiscal years ended December 29, 2020 and December 31, 2019, and during the subsequent interim period through June 29, 2021, (i) there were no disagreements with EY on any matter of accounting principles or practices, financial statement disclosure or auditing scope or procedure, which disagreement(s), if not resolved to EY’s satisfaction, would have caused EY to make reference to the subject matter of the disagreement(s) in connection with its reports, and (ii) there were no “reportable events” as that term is defined in Item 304(a)(1)(v) of Regulation S-K.

The Company provided EY with a copy of the disclosures in this Current Report on Form 8-K (this “Report”) prior to filing this Report with the Securities and Exchange Commission (the “SEC”). The Company requested that EY furnish it with a letter addressed to the SEC stating whether EY agrees with the statements made by the Company regarding EY in this Report and, if not, stating the respects in which it does not agree. A copy of EY’s letter dated September 22, 2021 to the SEC, stating that it agrees with the statements made in this Report, is filed as Exhibit 16.1 to this Report.

(b)	Engagement of Independent Registered Public Accounting Firm

On September 17, 2021, with the Audit Committee’s approval, the Company engaged KPMG as the Company’s independent registered public accounting firm for the fiscal year ending December 28, 2021, subject to completion of KPMG’s standard client acceptance procedures and execution of an engagement letter.

During the Company’s two most recent fiscal years ended December 29, 2020 and December 31, 2019, and during the subsequent interim period through June 29, 2021, neither the Company, nor anyone on its behalf, consulted KPMG regarding either (i) the application of accounting principles to a specified transaction, either completed or proposed, or the type of audit opinion that might be rendered on the Company’s consolidated financial statements, and neither a written report nor oral advice was provided to the Company that KPMG concluded was an important factor considered by the Company in reaching a decision as to any accounting, auditing, or financial reporting issue, or (ii) any matter that was either the subject of a “disagreement” (as defined in Regulation S-K Item 304(a)(1)(iv)) or a “reportable event” (as defined in Regulation S-K Item 304(a)(1)(v)).

Item 9.01 Exhibits

Exhibit No.	Description
16.1	Letter from Ernst & Young LLP to the Securities and Exchange Commission dated September 22, 2021
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

September 22, 2021	BJ’S RESTAURANTS, INC.
(Registrant)

	By:	/s/ GREGORY S. LEVIN
Gregory S. Levin,
Chief Executive Officer and President